[WSL LOGO]          WEINICK SANDERS                    1375 BROADWAY
                        LEVENTHAL & CO., LLP      NEW YORK, N.Y. 10018-7010
               ------------------------------------------------------------
               CERTIFIED PUBLIC ACCOUNTANTS              212-869-3333

                               FAX:  212-764-3060

                           WWW.WSLCO.COM

    July 20, 2005

    UNITED STATES SECURITIES
       AND EXCHANGE COMMISSION
    Division of Corporate Finance
    450 Fifth Street, N.W.
    Washington, DC  20549

    To Whom It May Concern:

    We have read the Form 8-K dated July 14, 2005, to be filed by MARC
    PHARMACEUTICALS, INC. (A Development Stage Company). Our auditors'
    report as at and for the year ended December 31, 2004 contained a going concern qualification. We are in agreement with all of the other statements contained therein as they apply to Weinick Sanders Leventhal
    & Co., LLP. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.

    Very truly yours,

    /s/ WEINICK SANDERS LEVENTHAL & CO., LLP